Exhibit 99.1

VISHAY REPORTS RESULTS FOR THIRD QUARTER 2022

•	Revenues Q3 of $925 million.
•	Gross margin Q3 of 31.3%.
•	Operating margin Q3 of 19.8%.
•	EPS Q3 of $0.98; adjusted EPS of $0.93.
•	Free Cash for trailing 12 months of $193 million.
•	Total Stockholder Return Q3 of $32.8 million—$14.3 million of dividend payments and $18.5 million of stock repurchases.
•	Guidance Q4 2022 for revenues of $860 to $900 million and at a gross margin of 30.0% plus/minus 50 basis points at current exchange rates.

Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and nine fiscal months ended October 1, 2022.

Revenues for the fiscal quarter ended October 1, 2022 were $924.8 million, compared to $863.5 million for the fiscal quarter ended July 2, 2022, and $813.7 million for the fiscal quarter ended October 2, 2021.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended October 1, 2022 were $140.1 million, or $0.98 per diluted share, compared to $112.4 million, or $0.78 per diluted share for the fiscal quarter ended July 2, 2022, and $96.8 million, or $0.67 per diluted share for the fiscal quarter ended October 2, 2021.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability.  Adjusted earnings per diluted share, which exclude these unusual items, were $0.93, $0.82, and $0.63 for the fiscal quarters ended October 1, 2022, July 2, 2022, and October 2, 2021, respectively.

Commenting on results for the third quarter 2022, Dr. Gerald Paul, President and Chief Executive Officer stated, “The third quarter represented for Vishay another record in terms of sales; it has been our most successful quarter in the past 20 years. Vishay achieved revenues substantially above the midpoint of our original guidance due to the efforts of our Chinese semiconductor facilities to make up for the COVID shutdowns during the second quarter.“

Commenting on the outlook Dr. Paul stated, “We guide for the fourth quarter 2022 for revenues in the range of $860 to $900 million at a gross margin of 30.0% plus/minus 50 basis points at current exchange rates.”

A conference call to discuss Vishay’s third quarter financial results is scheduled for Wednesday, November 2, 2022 at 9:00 a.m. ET. The dial-in number for the conference call is 877-407-0989 (+1 201-389-0921, if calling from outside the United States) and the access code is 13733054.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call from 12:00 p.m. ET on Wednesday, November 2, 2022, through 11:59 p.m. ET on Wednesday, November 16, 2022. The telephone number for the replay is +1 877-660-6853 (+1 201-612-7415, if calling from outside the United States or Canada) and the access code is 13733054.

About Vishay
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets. Serving customers worldwide, Vishay is The DNA of tech.™ Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH). More on Vishay at www.Vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted gross margin; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted gross margin, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted gross margin, adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including forecasted revenues and margins, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as “guide,” “will,” “expect,” “anticipate,” or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand because of COVID-19 or otherwise; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech™ is a trademark of Vishay Intertechnology.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	October 1, 2022	July 2, 2022	October 2, 2021

Net revenues	$924,798	$863,512	$813,663
Costs of products sold*	635,260	602,289	587,927
Gross profit	289,538	261,223	225,736
Gross margin	31.3%	30.3%	27.7%

Selling, general, and administrative expenses*	106,436	110,400	102,215
Operating income	183,102	150,823	123,521
Operating margin	19.8%	17.5%	15.2%

Other income (expense):
Interest expense	(4,110)	(4,307)	(4,427)
Other	2,137	1,380	(2,679)
Total other income (expense) - net	(1,973)	(2,927)	(7,106)

Income before taxes	181,129	147,896	116,415

Income tax expense	40,566	35,127	19,333

Net earnings	140,563	112,769	97,082

Less: net earnings attributable to noncontrolling interests	502	381	262

Net earnings attributable to Vishay stockholders	$140,061	$112,388	$96,820

Basic earnings per share attributable to Vishay stockholders	$0.98	$0.78	$0.67

Diluted earnings per share attributable to Vishay stockholders	$0.98	$0.78	$0.67

Weighted average shares outstanding - basic	142,887	143,996	145,017

Weighted average shares outstanding - diluted	143,447	144,397	145,458

Cash dividends per share	$0.100	$0.100	$0.095

* The fiscal quarter ended July 2, 2022 includes incremental costs of products sold and selling, general, and administrative expenses separable from normal operations directly attributable to the COVID-19 pandemic of $6,661 and $546, respectively.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Nine fiscal months ended
	October 1, 2022	October 2, 2021

Net revenues	$2,642,103	$2,397,415
Costs of products sold*	1,832,234	1,739,458
Gross profit	809,869	657,957
Gross margin	30.7%	27.4%

Selling, general, and administrative expenses*	329,691	311,800
Operating income	480,178	346,157
Operating margin	18.2%	14.4%

Other income (expense):
Interest expense	(12,639)	(13,246)
Other	(2,234)	(12,159)
Total other income (expense) - net	(14,873)	(25,405)

Income before taxes	465,305	320,752

Income tax expense	108,023	58,646

Net earnings	357,282	262,106

Less: net earnings attributable to noncontrolling interests	1,260	659

Net earnings attributable to Vishay stockholders	$356,022	$261,447

Basic earnings per share attributable to Vishay stockholders	$2.47	$1.80

Diluted earnings per share attributable to Vishay stockholders	$2.46	$1.80

Weighted average shares outstanding - basic	143,983	145,000

Weighted average shares outstanding - diluted	144,470	145,455

Cash dividends per share	$0.300	$0.285

* The nine fiscal months ended October 1, 2022 includes incremental costs of products sold and selling, general, and administrative expenses separable from normal operations directly attributable to the COVID-19 pandemic of $6,661 and $546, respectively.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	October 1, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$734,992	$774,108
Short-term investments	182,646	146,743
Accounts receivable, net	425,630	396,458
Inventories:
Finished goods	164,252	147,293
Work in process	252,492	226,496
Raw materials	199,133	162,711
Total inventories	615,877	536,500

Prepaid expenses and other current assets	151,144	156,689
Total current assets	2,110,289	2,010,498

Property and equipment, at cost:
Land	74,118	74,646
Buildings and improvements	617,784	639,879
Machinery and equipment	2,743,049	2,758,262
Construction in progress	167,336	145,828
Allowance for depreciation	(2,613,506)	(2,639,136)
	988,781	979,479

Right of use assets	118,676	117,635
Deferred income taxes	85,288	95,037
Goodwill	163,567	165,269
Other intangible assets, net	59,918	67,714
Other assets	94,027	107,625
Total assets	$3,620,546	$3,543,257

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	October 1, 2022	December 31, 2021
	(Unaudited)

Liabilities and equity
Current liabilities:
Trade accounts payable	$223,898	$254,049
Payroll and related expenses	164,303	162,694
Lease liabilities	23,650	23,392
Other accrued expenses	220,542	218,089
Income taxes	84,571	35,443
Total current liabilities	716,964	693,667

Long-term debt less current portion	458,120	455,666
U.S. transition tax payable	83,010	110,681
Deferred income taxes	52,382	69,003
Long-term lease liabilities	95,747	99,987
Other liabilities	84,575	95,861
Accrued pension and other postretirement costs	229,467	271,672
Total liabilities	1,720,265	1,796,537

Equity:
Vishay stockholders' equity
Common stock	13,291	13,271
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,351,470	1,347,830
Retained earnings	714,588	401,694
Treasury stock (at cost)	(54,671)	-
Accumulated other comprehensive income (loss)	(129,093)	(20,252)
Total Vishay stockholders' equity	1,896,795	1,743,753
Noncontrolling interests	3,486	2,967
Total equity	1,900,281	1,746,720
Total liabilities and equity	$3,620,546	$3,543,257

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Nine fiscal months ended
	October 1, 2022	October 2, 2021

Operating activities
Net earnings	$357,282	$262,106
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	121,301	125,095
(Gain) loss on disposal of property and equipment	(372)	(254)
Inventory write-offs for obsolescence	18,197	14,960
Deferred income taxes	8,843	(4,208)
Other	4,272	8,376
Change in U.S. transition tax liability	(14,757)	(14,757)
Change in repatriation tax liability	(25,201)	-
Changes in operating assets and liabilities	(151,773)	(80,866)
Net cash provided by operating activities	317,792	310,452

Investing activities
Purchase of property and equipment	(172,175)	(118,156)
Proceeds from sale of property and equipment	472	1,257
Purchase of short-term investments	(182,079)	(55,491)
Maturity of short-term investments	132,892	126,171
Other investing activities	(199)	347
Net cash used in investing activities	(221,089)	(45,872)

Financing activities
Repurchase of convertible debt instruments	-	(300)
Dividends paid to common stockholders	(39,433)	(37,823)
Dividends paid to Class B common stockholders	(3,629)	(3,448)
Repurchase of common stock held in treasury	(54,671)	-
Distributions to noncontrolling interests	(741)	(800)
Cash withholding taxes paid when shares withheld for vested equity awards	(2,123)	(1,963)
Net cash used in financing activities	(100,597)	(44,334)
Effect of exchange rate changes on cash and cash equivalents	(35,222)	(8,360)

Net increase (decrease) in cash and cash equivalents	(39,116)	211,886

Cash and cash equivalents at beginning of period	774,108	619,874
Cash and cash equivalents at end of period	$734,992	$831,760

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Nine fiscal months ended
	October 1, 2022	July 2, 2022	October 2, 2021	October 1, 2022	October 2, 2021

GAAP net earnings attributable to Vishay stockholders	$140,061	$112,388	$96,820	$356,022	$261,447

Reconciling items affecting gross profit:
Impact of the COVID-19 pandemic	$-	$6,661	$-	$6,661	$-

Other reconciling items affecting operating income:
Impact of the COVID-19 pandemic	$-	$546	$-	$546	$-

Reconciling items affecting tax expense (benefit):
Effects of changes in uncertain tax positions	$(5,941)	$-	$-	$(5,941)	$-
Effects of changes in valuation allowances	-	-	(5,714)	-	(5,714)
Changes in tax laws and regulations	-	-	-	-	(8,276)
Tax effects of pre-tax items above	-	(1,802)	-	(1,802)	-

Adjusted net earnings	$134,120	$117,793	$91,106	$355,486	$247,457

Adjusted weighted average diluted shares outstanding	143,447	144,397	145,458	144,470	145,455

Adjusted earnings per diluted share	$0.93	$0.82	$0.63	$2.46	$1.70

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Nine fiscal months ended
	October 1, 2022	July 2, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net cash provided by operating activities	$209,480	$74,727	$135,669	$317,792	$310,452
Proceeds from sale of property and equipment	95	305	1,023	472	1,257
Less: Capital expenditures	(76,475)	(59,791)	(57,446)	(172,175)	(118,156)
Free cash	$133,100	$15,241	$79,246	$146,089	$193,553

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Nine fiscal months ended
	October 1, 2022	July 2, 2022	October 2, 2021	October 1, 2022	October 2, 2021

GAAP net earnings attributable to Vishay stockholders	$140,061	$112,388	$96,820	$356,022	$261,447
Net earnings attributable to noncontrolling interests	502	381	262	1,260	659
Net earnings	$140,563	$112,769	$97,082	$357,282	$262,106

Interest expense	$4,110	$4,307	$4,427	$12,639	$13,246
Interest income	(1,836)	(789)	(295)	(3,186)	(907)
Income taxes	40,566	35,127	19,333	108,023	58,646
Depreciation and amortization	40,334	40,317	41,216	121,301	125,095
EBITDA	$223,737	$191,731	$161,763	$596,059	$458,186

Reconciling items
Impact of the COVID-19 pandemic	$-	$7,207	$-	$7,207	$-

Adjusted EBITDA	$223,737	$198,938	$161,763	$603,266	$458,186

Adjusted EBITDA margin**	24.2%	23.0%	19.9%	22.8%	19.1%

** Adjusted EBITDA as a percentage of net revenues

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300